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                                                                    EXHIBIT 15.1

PricewaterhouseCoopers LLP Awareness Letter

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Re: Nabors Industries, Inc.
    Registration Statement on Form S-3 (File No. 333-25233)

We are aware that our reports on our reviews of interim financial information of Nabors Industries, Inc. dated i) October 30, 1998 for the nine months ended September 30, 1998, ii) July 17, 1998 for the six months ended June 30, 1998,
iii) April 15, 1998 for the three months ended March 31, 1998, and iv) January 16, 1998 for the three months ended December 31, 1998 and are included in the Company's quarterly reports on Form 10-Q are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
March 1, 1999